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                                                                    EXHIBIT 4.47



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                           TRANSTEXAS GAS CORPORATION,
                                     Issuer,

                      GALVESTON BAY PROCESSING CORPORATION
                                       and
                         GALVESTON BAY PIPELINE COMPANY,
                                   Guarantors,


                                       and


                               FIRSTAR BANK, N.A.,
                                     Trustee



                                   ----------


                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of June 28, 2000


                                   ----------



                                  $200,000,000
                        15% Senior Secured Notes due 2005


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         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of June 28, 2000, but retroactive to, and effective as of, March 15, 2000 (the "First Supplemental Indenture"), is made and entered into by and among TRANSTEXAS GAS CORPORATION, a Delaware corporation (the "Company"), GALVESTON BAY PROCESSING CORPORATION, a Delaware corporation ("Processing"), and GALVESTON BAY PIPELINE COMPANY, a Delaware corporation ("Pipeline," and, together with Processing, the "Initial Guarantors"), and FIRSTAR BANK, N.A., as trustee (the "Trustee"), under an Indenture dated as of March 15, 2000, between the Company, as issuer, and the Trustee, as trustee, and joined in by the Initial Guarantors as Guarantors (the "Original Indenture"). All capitalized terms used in this First Supplemental Indenture that are defined in the Original Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined in this First Supplemental Indenture or the context clearly requires otherwise.

         WHEREAS, the Initial Guarantors are parties to the Indenture, each having joined in the execution thereof for the purposes of evidencing its Guarantee and of agreeing to be bound by the terms of this Indenture, as expressly set forth in the definition of the term "Guarantor" set forth in
Section 1.1 of the Original Indenture; and

         WHEREAS, Section 9.1 of the Original Indenture provides, among other things, that the Company (when authorized by Board Resolutions) and the Trustee may, at any time and from time to time, without the necessity for consent of any Holder, enter into one or more indenture supplements, in form satisfactory to the Trustee, to cure any ambiguity, defect, or inconsistency, or to make other provisions with respect to matters or questions arising under the provisions of the Indenture, provided that such action shall not adversely affect the interests of any Holder in any respect; and

         WHEREAS, the Board of Directors of the Company has adopted resolutions authorizing and approving the amendment of Section 12.1(a) of the Indenture for the purpose of curing an ambiguity, defect or inconsistency therein, as more particularly described in this First Supplemental Indenture, and the Company, the Initial Guarantors and the Trustee are executing and delivering this First Supplemental Indenture in order to provide for such amendment and to confirm the obligations of the Initial Guarantors as Guarantors under the Indenture; and

         WHEREAS, the Company, the Initial Guarantors and the Trustee have determined that the amendments described below do not adversely affect the interests of any Holder in any respect;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this First Supplemental Indenture hereby agree as follows:

                                    ARTICLE I

                         AMENDMENT TO ORIGINAL INDENTURE

         Section 1.1 Amendment to Section 12.1(a). Section 12.1(a) of the Original Indenture is hereby amended by deleting from the phrase "each Subsidiary of the Company joining in the execution of this Indenture and the Notes for the purpose of evidencing its Guarantee and its agreement to be bound by the terms of this Indenture" appearing in the first sentence thereof the phrase "and the Notes" such that Section 12.1(a) of the Original Indenture, as so amended, is restated in its entirety to read as follows:

                    (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Subsidiary



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                  of the Company joining in the execution of this Indenture for the purpose of evidencing its Guarantee and its agreement to be bound by the terms of this Indenture, and each Subsidiary of the Company that becomes a Guarantor in accordance with
                  Section 4.16 and/or that executes a supplemental indenture in which such Subsidiary agrees to become and be a Guarantor and to be bound by the terms of this Indenture, jointly and severally, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee, irrespective of the validity or enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that: (i) the principal of and interest (and premium, if any) on the Notes will be paid in full when due, whether at the maturity or interest payment date, on any Change of Control Payment Date, by acceleration, call for redemption, purchase or otherwise, and interest on the overdue principal and interest, if any, of the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes, and (ii) in case of any extension of time of pay ment or renewal of any Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, on any Change of Control Payment Date, by acceleration, call for redemption, purchase or otherwise (such guarantees being the "Guarantee"). The Guarantee is a guarantee of payment and not of collection.

                        Failing payment when due of any amount so guaranteed for
                  whatever reason, the Guarantors shall be jointly and severally obligated to pay the same whether or not the failure to so pay is or becomes an Event of Default.

                                   ARTICLE II

               CONFIRMATION AND RATIFICATION OF INITIAL GUARANTORS

         Section 2.1 Confirmation of Joinder. Each of the Initial Guarantors acknowledges and agrees that it joined in the execution of the Original Indenture for the purposes of evidencing its Guarantee and of agreeing to be bound by the terms of the Original Indenture, as amended or supplemented from time to time in accordance with the terms thereof and that it is joining in the execution of this First Supplemental Indenture for the purposes of (a) ratifying and confirming such Guarantee and such agreement to be so bound and (b) evidencing its consent to the execution and delivery of, and to the amendment to
Section 12.1(a) of the Original Indenture effected pursuant to Section 1.1 of, this First Supplemental Indenture.

         Section 2.2 Ratification of Indenture. Each of the Initial Guarantors agrees that its Guarantee under the Original Indenture is in all respects acknowledged, ratified and confirmed, and, notwithstanding the execution and delivery of this First Supplemental Indenture, and after giving effect to such execution


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and delivery, is and shall remain and continue in full force and effect in accordance with the terms of the Original Indenture, as supplemented by this First Supplemental Indenture.



                                   ARTICLE II

                               GENERAL PROVISIONS

         Section 2.01. Ratification of Indenture. The Original Indenture is in all respects acknowledged, ratified and confirmed, and shall continue in full force and effect in accordance with the terms thereof and as supplemented by this First Supplemental Indenture. The Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         Section 2.02. Effect of Headings. The Article and Section headings in this First Supplemental Indenture are for convenience only and shall not affect the construction of this First Supplemental Indenture.

         Section 2.03. Severability. In case any one or more of the provisions in this First Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         Section 2.04. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         Section 2.05. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute the same instrument.

                [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY;
                 SIGNATURES APPEAR ON THE NEXT-FOLLOWING PAGES]

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                                   SIGNATURES

         IN WITNESS WHEREOF, the parties to this First Supplemental Indenture have caused this First Supplemental Indenture to be duly executed as of June 28, 2000, but to be effective as of and retroactive to March 15, 2000.

                                     TRANSTEXAS GAS CORPORATION


                                     By: /s/ ED DONAHUE
                                        ---------------------------------------
                                     Name:  Ed Donahue
                                     Title: Vice President and Chief
                                            Financial Officer

Attest: /s/ DAVID R. JENNINGS
       ----------------------
Name:  David R. Jennings
Title: Assistant Secretary

























                                  SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE















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                                            GALVESTON BAY PROCESSING CORPORATION

                                            By: /s/ ED DONAHUE
                                               ---------------------------------
                                            Name:  Ed Donahue
                                            Title: Vice President


Attest: /s/ DAVID R. JENNINGS
      -----------------------
Name:  David R. Jennings
Title: Assistant Secretary















                                  SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE


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                                          GALVESTON BAY PIPELINE COMPANY


                                          By: /s/ ED DONAHUE
                                             -----------------------------------
                                          Name:  Ed Donahue
                                          Title: Vice President


Attest: /s/ DAVID R. JENNINGS
       ----------------------
Name:  David R. Jennings
Title: Assistant Secretary















                                  SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE


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                                       FIRSTAR BANK, N.A.,
                                         as Trustee


                                       By: /s/ FRANK P. LESLIE III
                                          --------------------------------------
                                       Name:  Frank P. Leslie III
                                       Title: Vice President


















                                 SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE